UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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EMC Insurance Group Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FOR IMMEDIATE RELEASE

Leading Independent Proxy Advisory Firm ISS Recommends

EMC Insurance Group Inc. Shareholders Vote “FOR” Proposed Transaction

EMCI’s Board of Directors Urges Shareholders to Vote “FOR” the Transaction TODAY

DES MOINES, Iowa, Sept. 3, 2019 — EMC Insurance Group Inc. (Nasdaq: EMCI) (“EMCI”) today announced that leading independent proxy advisory firm, Institutional Shareholder Services (“ISS”), recommends that EMCI shareholders vote “FOR” Employers Mutual Casualty Company’s (“EMCC”) proposed acquisition of all of the shares of EMCI that EMCC does not already own.

The EMCI Board of Directors, based on the unanimous recommendation of its Special Committee, recommends that EMCI minority shareholders vote “FOR” the proposal to approve the transaction, as described in more detail in the definitive proxy statement that was filed with the Securities and Exchange Commission on August 8, 2019.

Commenting on the ISS report, Stephen A. Crane, Chairman of the EMCI Special Committee and EMCI Board of Directors, said, “We are pleased that ISS recognizes the compelling rationale behind this transaction and supports the Board’s recommendation, based on the unanimous recommendation of the Special Committee, that shareholders vote “FOR” the proposed merger. The $36.00 per share purchase price represents an approximate 50% premium to the $23.99 closing market price of EMCI’s common stock on November 15, 2018, the last trading day prior to the public announcement of EMCC’s original proposal to acquire 100% ownership of EMCI, and is the culmination of a thorough negotiation process. We urge all EMCI shareholders to follow the recommendation of ISS to vote “FOR” the merger with EMCC.”

Each vote is very important, regardless of the number of shares owned. Failure to vote your shares of common stock or your abstention from voting on the merger agreement proposal will have the same effect as a vote “AGAINST” the transaction.

As previously announced, the EMCI Special Meeting of Shareholders (the “Special Meeting”) to vote on the transaction is scheduled to take place on September 18, 2019, at 10 a.m. Central Time and will be held at 219 Eighth Street, Des Moines, Iowa 50309. All shareholders of record of EMCI common stock as of the close of business on August 8, 2019, including all shareholders not affiliated with EMCC or EMCI, will be entitled to vote their shares either in person or by proxy at the Special Meeting.

EMCI shareholders who need assistance in completing the proxy card, need additional copies of the proxy materials, or have questions regarding the Special Meeting may contact EMCI’s proxy solicitors, D.F. King & Co., Inc., toll-free at (800) 714-3310.

Advisors

Sandler O’Neill & Partners, L.P. is serving as financial advisor to the Special Committee. Boenning & Scattergood, Inc. provided financial advice to EMCC’s Board of Directors.

Willkie Farr & Gallagher LLP is acting as legal counsel to the Special Committee. Foley & Lardner LLP is acting as legal counsel to EMCC.

About Employers Mutual Casualty Company

Employers Mutual Casualty Company is the parent company of one of the top 50 insurance organizations in the country based on net written premiums. EMCC was organized in 1911 to write workers’ compensation protection in Iowa. Today, operating under the trade name EMC Insurance Companies, EMCC and its subsidiaries provide property and casualty insurance products and services throughout the United States, and EMCC writes reinsurance contracts worldwide. EMCC is licensed in all 50 states and the District of Columbia. For more information, visit www.emcins.com.

About EMC Insurance Group Inc.

EMC Insurance Group Inc. is a publicly held insurance holding company, which was formed in 1974 and became publicly held in 1982. EMCI’s common stock trades on the Global Select Market tier of the Nasdaq Stock Market under the symbol EMCI. EMCI’s parent company is EMCC. Additional information regarding EMCI may be found at investors.emcins.com.

Forward-Looking Statements

This news release contains certain forward-looking statements that are intended to be covered by the safe harbors created by the Private Securities Litigation Reform Act of 1995. When we use words such as “anticipate,” “intend,” “plan,” “believe,” “estimate,” “expect,” or similar expressions, we do so to identify forward-looking statements. Forward-looking statements are based on current expectations that involve assumptions that are difficult or impossible to predict accurately and many of which are beyond our control. Actual results may differ materially from those expressed or implied in these statements as a result of significant risks and uncertainties, including, but not limited to, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, the inability to obtain the requisite shareholder approval for the proposed transaction or the failure to satisfy other conditions to completion of the proposed transaction, risks that the proposed transaction disrupts current plans and operations, the ability to recognize the benefits of the transaction, and the amount of the costs, fees, and expenses and charges related to the transaction. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected, is contained in EMCI’s filings with the SEC, including EMCI’s Annual Report on Form 10-K and EMCI’s quarterly reports on Form 10-Q. The statements in this news release speak only as of the date of this release and we undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Additional Information and Where to Find It In connection with the proposed transaction, EMCI has filed with the SEC a definitive proxy statement on Schedule 14A and may file other documents with the SEC regarding the proposed transaction. This news release is not a substitute for the proxy statement or any other document that EMCI may file with the SEC. INVESTORS IN, AND SECURITY HOLDERS OF, EMCI ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the proxy statement and other documents filed with the

SEC by EMCI through the web site maintained by the SEC at www.sec.gov or by contacting the individuals listed below.

Participants in the Solicitation EMCI and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information regarding EMCI’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in EMCI’s Annual Report on Form 10-K for the year ended December 31, 2018, as amended. A more complete description is available in EMCI’s definitive proxy statement, which was mailed to shareholders on or about August 14, 2019. You may obtain free copies of these documents as described in the preceding paragraph.

Media Contacts:
Lisa Hamilton
EMC Senior Vice President — Chief Brand Officer
lisa.l.hamilton@emcins.com
515-345-7589

Matthew Sherman / Jillian Kary / Aiden Woglom
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449

Investor Relations:
Steve Walsh
EMCI Director of Investor Relations
steve.t.walsh@emcins.com
515-345-2515